EXHIBIT 99.1

The Hallwood Group Incorporated

3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214.528.5588 • Fax: 214.522.9254

FOR IMMEDIATE RELEASE

Contact:	RichardKelley, Chief Financial Officer
800.225.0135 • 214.528.5588

HALLWOOD GROUP RECEIVES

AUDIT OPINION WITH GOING CONCERN EXPLANATION

Dallas, Texas, April 13, 2012 — The Hallwood Group Incorporated (NYSE Amex-HWG) reported that its audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on April 2, 2012, contained an audit opinion from its independent public accounting firm which includes explanatory language related to going concern resulting from the award proposed by the court against the Company and the uncertainty related to the ongoing litigation.

This announcement is made pursuant to NYSE Amex Company Guide Section 610(b), which requires separate disclosure of receipt of an audit opinion containing going concern explanatory language. This press release does not represent any change or amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Certain statements in this press release that are not statements of historical fact, including but not limited to statements or underlying assumptions concerning the Hallwood Energy litigation, may constitute “forward-looking statements” or information within the meaning of Section 37A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements or information are subject to known and unknown risks and uncertainties including, among other things, the outcome of the Hallwood Energy litigation, certain economic conditions, competition, development factors and operating costs that may cause the actual results to differ materially from results implied by such forward-looking statements. Additionally, the inability to obtain funding for a significant, final judgment from the Proposed Findings could have a material adverse effect on the Company’s financial position, results of operations and cash flows and raise substantial doubt about the Company’s ability to continue as a going concern. These risks and uncertainties are described in greater detail in the Company’s periodic filings with the Securities and Exchange Commission.

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